EXHIBIT 4.47

Deed of access, indemnity and insurance – Mr G Malcolm Williamson

The Deed of access, indemnity and insurance of Mr G Malcolm Williamson is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005